Attachment 77Q-1
LMP Income Trust

LM WA Intermediate-Term Municipals Fund
LM WA New Jersey Municipals Fund
LM WA New York Municipals Fund
LM WA Pennsylvania Municipals Fund



Item 77-Q1
Registrant incorporates by reference Form 497, dated September 18, 2009, filed on September 18, 2009.
(SEC Accession No. 0001193125-09-194066)